NORTHWEST PIPELINE GP
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of NORTHWEST PIPELINE GP, a Delaware general partnership (“NWP”), does hereby constitute and appoint RICHARD D. RODEKOHR AND R. RAND CLARK their true and lawful attorneys and each of them (with full power to act without the other) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of NWP, as hereinafter set forth below their signature, to sign NWP’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and
          THAT the undersigned NWP does hereby constitute and appoint RICHARD D. RODEKOHR AND R. RAND CLARK its true and lawful attorneys and each of them (with full power to act without the other) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.
          Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.
          IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 18th day of February, 2008.

/s/ Phillip D. Wright		/s/ Richard D. Rodekohr

Phillip D. Wright		Richard D. Rodekohr
Senior Vice President and		Vice President and Treasurer
Management Committee Member		(Principal Financial Officer)
(Principal Executive Officer)

/s/ R. Rand Clark

R. Rand Clark
Controller
(Principal Accounting Officer)

/s/ Steven J. Malcolm	/s/ Donald R. Chappel

Steven J. Malcolm	Donald R. Chappel
Chief Executive Officer	Management Committee Member

NORTHWEST PIPELINE GP

	By	/s/ Richard D. Rodekohr

Richard D. Rodekohr
Vice President and Treasurer

ATTEST:

/s/ Brian K. Shore

Brian K. Shore
Secretary

NORTHWEST PIPELINE GP
          I, the undersigned, Brian K. Shore, Secretary of NORTHWEST PIPELINE GP, a Delaware general partnership (hereinafter called the “Company”), do hereby certify that pursuant to Section 5.2 of the General Partnership Agreement, the Management Committee of the Company unanimously consented, as of February 18, 2008, to the following:
          RESOLVED that the Chief Executive Officer, the Senior Vice President or any Vice President of the Company be, and each of them hereby is, authorized and empowered to execute a Power of Attorney for use in connection with the execution and filing, for and on behalf of the Company, under the Securities Exchange Act of 1934, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
          I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of NORTHWEST PIPELINE GP this 27th day of February, 2008.

/s/ Brian K. Shore

Brian K. Shore
Secretary
[SEAL]